Exhibit 10.11

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDMENT No. 2

TO THE LICENSE AGREEMENT UC CONTROL No. [***]

BETWEEN LEXEO THERAPEUTICS AND

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

Lexeo Therapeutics and the Regents of the University of California (“UNIVERSITY”) represented by its San Diego campus (“UC SAN DIEGO”) entered into a License Agreement, UC SAN DIEGO Control Number [***] (“Agreement”) effective October 4, 2021 and amended (Amendment No.1) effective August 8, 2024. The parties now wish to amend such Agreement, to be effective upon the date of last signature of this Amendment No.2 (“Amendment Effective Date”) to include certain modifications. These modifications are to be substituted for the relevant sections and/or paragraphs in the Agreement, and are effective from the Amendment Effective Date.

For these purposes, the parties agree on the following changes as detailed below.

ARTICLE 5. PATENT MATTERS.

Delete Paragraph 5.1 in its entirety and replace it with the following:

“

(a)
LICENSEE shall be responsible for the prosecution and maintenance of any Patent Rights claiming or covering any Inventions, and UNIVERSITY shall reasonably cooperate with LICENSEE in connection with the same, including, upon the request of LICENSEE, promptly executing any and all patent applications, formal documents, assignments, or other instruments which LICENSEE deems necessary or reasonably useful for the filing, prosecution, and maintenance, of any Patent Rights claiming or covering any such Inventions, which may be filed or prepared at LICENSEE's cost and expense.
(b)
LICENSEE shall keep UNIVERSITY reasonably informed of the prosecution of Patent Rights. LICENSEE shall provide UNIVERSITY with a copy of material communications from any patent authority regarding such Inventions, and shall provide drafts of any material filings or responses to be made to such patent authorities a reasonable amount of time in advance of submitting such filings or responses so that UNIVERSITY may have an opportunity to review and comment.
(c)
If LICENSEE plans to abandon, cease prosecution or not maintain any patent(s) or patent application(s) in Patent Rights, then to avoid abandonment or other loss of rights, LICENSEE will provide UNIVERSITY with at least [***] notice of such plan and UNIVERSITY shall have the right, in UNIVERSITY's sole discretion, to file for or continue prosecution and/or maintenance of such patent or patent application at its own expense.
(d)
For clarity, nothing in this Amendment relieves LICENSEE from its obligation to make disclosures to UNIVERSITY.”

In consideration for this Amendment No. 2, LICENSEE shall pay UNIVERSITY an amendment fee of [***] within [***] of receipt of an invoice.

All other terms and conditions in the Agreement between LICENSEE and UNIVERSITY effective October 4, 2021 shall remain unchanged and in effect.

The parties agree this Amendment No. 2 may be executed electronically and in two or more counterparts each of which shall be deemed an original and all of which together shall constitute but one and the same document.

IN WITNESS WHEREOF, both UNIVERSITY and LICENSEE have executed this Agreement by their respective and duly authorized officers on the day and year written.

LEXEO THERAPEUTICS, INC.:		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA:

By:	/s/ Jenny Robertson	By:	/s/ Anthony Reza Razavi, Ph.D.
	(Signature)		(Signature)

Jenny Robertson		Anthony Reza Razavi, Ph.D.
Chief Business & Legal Officer		Associate Director - Innovation and Commercialization

Date:	5/28/2025	Date:	2025-05-16